Exhibit 23.5

INDEPENDENT AUDITORS’ CONSENT

We consent to the inclusion in this registration statement on Form S-3 under the Securities Act of 1933 of Jupitermedia Corporation (File No. 333-113293) of our report dated April 1, 2004 insofar as such report relates to the historical financial statements of Comstock, Inc. as of December 31, 2002 and 2003 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” included in the Registration Statement.

Mazars LLP

New York, N.Y.

April 6, 2004